Exhibit 4.3

EUROPE-LEGAL-262667394/1 103037-0081 Freshfields Bruckhaus Deringer LLP RULES OF THE RELX PLC EXECUTIVE SHARE OWNERSHIP SCHEME 2023 Adopted by the directors of RELX PLC on 14 February 2023 Approved by the shareholders of RELX PLC in general meeting on 20 April 2023

EUROPE-LEGAL-262667394/1 103037-0081 Page 1 THE RELX PLC EXECUTIVE SHARE OWNERSHIP SCHEME 2023 1. DEFINITIONS 1.1 In these Rules and the schedules to these Rules (each a Schedule), unless the context otherwise requires, the following words and expressions have the following meanings: Adoption Date means 20 April 2023 being the date approval of the Scheme by shareholders was obtained; Award means an Option or a Share Award; Award Certificate means, in relation to any Award, the award certificate issued to the Participant in accordance with Rule 4.2; Board means the board of directors of the Company; Buy-out Award means an Award or part of an Award representing the buy-out of an entitlement or entitlements (Original Entitlement) lost or forfeited as a result of the Participant becoming an Employee or the Participant’s resignation from their former employment in order to become an Employee, and identified as such in such manner as the Committee sees fit; Capital Reorganisation means any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation, rights issue, consolidation, sub-division, or reduction); Committee means the remuneration committee of the Board, or other duly authorised committee of the Board; Company means RELX PLC registered in England No. 77536 by whatever name known from time to time; Constituent Company means the Company or any other company to which the Scheme is expressed to extend; Control has the meaning given to it by section 995 of the Income Tax Act 2007; Date of Grant means the date on which an Award is granted in accordance with the terms of Rule 4; Dealing Day means any day on which the London Stock Exchange is open for the transaction of business; Dealing Restrictions means any restrictions on, or requirement for approvals for, dealing in Shares whether under applicable law (including, without limitation, UK MAR), under the Company’s share dealing rules (as applicable), the provisions of the Financial Conduct Authority’s Listing Rules or the City Code on Takeovers and Mergers or any of their equivalents in any applicable jurisdiction; Dividend Equivalent means a right to a cash payment or Shares in accordance with Rule 8;

EUROPE-LEGAL-262667394/1 103037-0081 Page 2 Employee means any employee (including an executive director) or a corporate officer of any Constituent Company (excluding, subject to Rules 2.2 and 9.9, any director of the Company or RELX Group plc). Awards to corporate officers who are not former employees of any Constituent Company shall be deemed to be granted outside the Employees’ Share Scheme; Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006; Financial Year means an accounting reference period as determined in accordance with section 391 of the Companies Act 2006; Group means the Company and every company which is under the Control of the Company and member of the Group will be construed accordingly; Holding Period means the post-vesting period applied to Vested Shares in accordance with Rule 7 during which the Participant must retain either the Shares which Vest under an Award (including any Shares delivered in satisfaction of Dividend Equivalents) or, in the case of a Vested but unexercised Option, the Option itself; ITEPA means the Income Tax (Earnings and Pensions) Act 2003; Market Value means the closing quotation for a Share (taken from a reputable source in the case of an ordinary share in the capital of the Company priced in Pounds Sterling or from an equivalent such source for the New York Stock Exchange in the case of an American Depositary Share representing an ordinary share in the capital of the Company) immediately preceding the Date of Grant or, if the Committee so determines, the average of the closing quotations for a Share (taken from a reputable source in the case of an ordinary share in the capital of the Company priced in Pounds Sterling or from an equivalent such source for the New York Stock Exchange in the case of an American Depository Share representing an ordinary share in the capital of the Company) for the three Dealing Days ending on the Dealing Day immediately preceding the Date of Grant; Normal Vesting Date means the date on which an Award Vests in the ordinary course which will be: (i) in the case of Awards not subject to Performance Conditions, the date specified in the Award Certificate; (ii) in the case of Awards subject to Performance Conditions, the latest of: (a) the date specified in the Award Certificate; and (b) the date the Committee determines that the Performance Conditions have been satisfied; (iii) any other date determined by the Committee at any time, or, if there are Dealing Restrictions in place on the applicable date, such later date when all Dealing Restrictions have been lifted; or (iv) if no date is specified in accordance with points (i) to (iii) above, the third anniversary of the Date of Grant;

EUROPE-LEGAL-262667394/1 103037-0081 Page 3 Option means a right in the form of an option to receive Shares either (i) for a nil or nominal exercise price, or (ii) upon payment of the Option Price, as determined by the Committee prior to the Date of Grant; Option Price means the price per Share payable on the exercise of an Option as determined by the Committee which, subject to adjustment under Rule 16, is not less than the Market Value of a Share on the Date of Grant; Participant means any person who has been granted an Award which has not lapsed in accordance with the provisions of these Rules and includes, where the context permits, the legal personal representatives of a deceased Participant; Performance Condition means the objective condition or conditions determined by the Committee in accordance with Rule 5, measured after the end of the Performance Period or such other period as may be permitted under the Rules, which must be satisfied in order for an Award to Vest; Performance Period means the period after which the Performance Condition is measured which will be, unless the Committee determines otherwise at the Date of Grant or as otherwise provided in the Rules, the period of three consecutive Financial Years of the Company starting with the Financial Year in which the Date of Grant falls; Pro-rated Number means such whole number of Shares (rounded down, as necessary) as is determined by multiplying the number of Shares comprised in an Award by A/B where (i) for the purposes of Rule 9 (Cessation of Employment), A is the number of complete months from the start of the Financial Year in which the Award was granted (or such other date as the Committee may determine to take account of any Performance Period and/or the date on which the Participant became an Employee) to the Termination Date, but not exceeding B and B is the number of complete months from the start of the Financial Year in which the Award was granted (or such other date as shall have been applied for the purposes of A in this paragraph) to the Normal Vesting Date or, if deemed appropriate in the case of an Award to which a Performance Period applies, the last day of the Performance Period; and (ii) for the purposes of Rule 12 (Change of Control of the Company), A is the number of complete months from the start of the Financial Year in which the Award was granted (or such other date as the Committee may determine to take account of any Performance Period and/or the date on which the Participant became an Employee) to the relevant event, but not exceeding B and B is the number of complete months from the start of the Financial Year in which the Award was granted (or such later date as shall have been applied for the purposes of A in this paragraph) to the Normal Vesting Date or, if deemed appropriate in the case of an Award to which a Performance Period applies, the last day of the Performance Period; Rules means these Scheme rules and any reference to a Rule will be construed accordingly; Scheme means this RELX PLC Executive Share Ownership Scheme 2023 as amended from time to time;

EUROPE-LEGAL-262667394/1 103037-0081 Page 4 Share means an ordinary share in the capital of the Company or shares representing those shares following any Capital Reorganisation of the Company and includes an American Depositary Share representing a Share and Shareholder will be construed accordingly; Share Award means a right to receive Shares without payment (other than under Rule 21.15); Termination Date means the date on which a Participant ceases to be an Employee; US Participant means a Participant who is subject to United States taxation under United States law including by reason of being a United States national, or resident in the United States for United States tax purposes; Vest means, in respect of any Option, becoming capable of exercise, and in respect of any Share Award, the Participant becoming absolutely entitled to receive the Shares comprised in their Share Award, and Vested and Vesting will be construed accordingly; and Vesting Date means the Normal Vesting Date or such other date upon which an Award Vests in accordance with the Rules. 1.2 Where the context permits, the singular will include the plural and vice versa. Headings will be ignored in construing the Scheme. 1.3 Any references to a statutory provision will include that provision as it may from time to time be amended, modified or re-enacted. 2. ELIGIBILITY 2.1 No person will be entitled as of right to participate in the Scheme. The Committee may approve the participation of any Employee in the Scheme. 2.2 The Committee may, in exceptional circumstances and in its absolute discretion, select a director of the Company or RELX Group plc to participate in the Scheme subject to the Financial Conduct Authority’s Listing Rules and the Company’s Directors’ Remuneration Policy. Where the Committee exercises its discretion in selecting a director to participate in accordance with this Rule 2.2, any reference to an Employee in these Rules shall be taken to include the director. 3. INDIVIDUAL LIMIT 3.1 The total of the Option Prices of any Options granted to an Employee under the Scheme in the same Financial Year must not exceed 200% of the Employee’s basic salary from the Group as at the Date of Grant. 3.2 Subject to Rule 17, there is no individual limit on the number or market value of Shares that may be subject to any Share Award granted to any Employee in a Financial Year.

EUROPE-LEGAL-262667394/1 103037-0081 Page 5 4. GRANT OF AWARDS 4.1 Subject to any Dealing Restrictions, the Committee may, during any period specified in Rule 4.3 below, grant Awards to any Employees approved by the Committee. The Committee will determine whether an Award (or each Award, as applicable) will be granted as an Option or a Share Award. 4.2 Awards will be granted by deed. Each Participant will receive an Award Certificate (electronically or in hard copy) following the Date of Grant summarising the main terms of the Award. This summary may include the following information: (a) whether the Award is a Share Award or an Option; (b) the number and type of Shares subject to the Award; (c) the Option Price (if applicable); (d) the Normal Vesting Date(s); (e) details of the Performance Condition (if any) applicable to the Award; (f) the Performance Period (if applicable); (g) the terms of any other conditions imposed pursuant to Rule 5; (h) whether or not the Award carries a right to Dividend Equivalents and the period in respect of which any Dividend Equivalents will accrue; (i) the exercise period or periods applicable to an Option; and (j) any other information as the Committee may determine. 4.3 Awards may only be granted within the period of 42 days commencing on any of the following: (a) the Adoption Date; (b) the release of the Company’s interim (half-yearly) and/or final results in any year; (c) the release by the Company of any trading update or (if applicable to the Company at the time) its quarterly results for any year; (d) the day on which the Committee resolves that circumstances exist which justify the grant of Awards outside the periods referred to in (a) to (c) above; or (e) the day following the lifting of any Dealing Restrictions which prevented the grant of the Award during the periods referred to in (a) to (d) above.

EUROPE-LEGAL-262667394/1 103037-0081 Page 6 4.4 A Participant may surrender their Award in whole or in part within the period of 30 days following the Date of Grant; and, if so surrendered, the Award (or part of the Award, as applicable) shall be deemed for all purposes not to have been granted. 5. PERFORMANCE AND OTHER CONDITIONS 5.1 An Award may be granted subject to a Performance Condition, determined by the Committee in its absolute discretion at the Date of Grant, which, except as otherwise provided for in the Rules and/or the Award Certificate, as applicable, must be satisfied before the Vesting of the Award. 5.2 The Committee may make the grant or Vesting of an Award subject to any other conditions it determines appropriate including, but not limited to, requiring a Participant to agree to comply with certain post-employment restrictive covenants, to meet shareholding requirements and/or to agree to post-Vesting or post-exercise sale restrictions, to sign a separation agreement in a form acceptable to the Company, or to confirm their acceptance of the Award in a form acceptable to the Company within a specified time period following the Date of Grant. If the Participant does not comply with any conditions set by the Committee in accordance with this Rule 5.2, the Committee may determine that the Award will lapse. Any Award that lapses pursuant to this Rule 5.2 shall be deemed for all purposes not to have been granted. 5.3 Awards will Vest (if at all) over a whole number of Shares (rounded down, as necessary). To the extent that any Performance Condition and/or any other condition which applies to the Award is not satisfied and, as a result an Award does not Vest, the Award will lapse. 5.4 The Committee may make such adjustments to the Performance Condition applicable to outstanding Awards as it considers appropriate to take account of any factors which are relevant in the opinion of the Committee and in particular, if there is an event which causes it to consider that the Performance Condition, or any part of it, is no longer a fair measure of performance. The amended Performance Condition will not be materially less or more challenging than the one originally set. 5.5 Where an Award is granted subject to Performance Conditions, in determining the level of Vesting of an Award under the Scheme, the Committee will take into account the overall business performance of the Company and the Group over the Performance Period and any other factors that it considers appropriate and may modify the Vesting level if it considers that such a modification would result in a fairer outcome. In exercising any such discretion, the Committee will have due regard to the value created for Shareholders and the underlying business performance. 5.6 Without prejudice to Rule 5.4 and Rule 5.5, there will be no retesting of any Performance Condition. 6. NORMAL VESTING OF AWARDS 6.1 Except as otherwise permitted in the Rules, the number of Shares, if any, in respect of which an Award will Vest, will be determined by the Committee by reference to the extent to which (i) any Performance Condition has been satisfied and (ii) any other conditions to which the Award is subject have been satisfied or waived in accordance with these Rules.

EUROPE-LEGAL-262667394/1 103037-0081 Page 7 6.2 Except as otherwise provided in these Rules, Awards will Vest, in accordance with Rule 6.1, on the Normal Vesting Date and any part of an Award which does not Vest will immediately lapse. 6.3 Where an Award takes the form of a Share Award, any Vested Shares will be transferred to the Participant as soon as reasonably practicable after the Normal Vesting Date, subject to any Dealing Restrictions and any Holding Period. 6.4 Where an Award takes the form of an Option, subject to any Dealing Restrictions, a Participant may exercise their Option in whole or in part by giving notice in the manner prescribed by the Company following the Normal Vesting Date. The Participant will specify in the notice of exercise the number of Shares in respect of which the Option is being exercised and will provide any required documentation and payment of the Option Price (or appropriate undertaking to pay the Option Price) in respect of the Shares over which the Option is being exercised. A notice of exercise will take effect on the date it is validly received by the Company or, if there are any Dealing Restrictions in place on that date, such later date when all Dealing Restrictions have lifted. Subject to any Dealing Restrictions and any Holding Period, Vested Shares will be transferred to the Participant as soon as reasonably practicable following the date the notice of exercise takes effect. 7. HOLDING PERIOD 7.1 At the Date of Grant the Committee may in its absolute discretion determine whether or not to impose a Holding Period and, if so, the duration of the Holding Period. The Shares subject to the Holding Period may not be transferred, assigned, sold, pledged or otherwise disposed of during the Holding Period save as to satisfy any tax liability of the Participant incurred in connection with the Award. The Committee may impose such requirements as it considers necessary or desirable to ensure Participants observe the Holding Period including, but not limited to, requiring Participants to hold the Shares via a nominee. 7.2 A Participant shall take such steps as the Committee may reasonably require to satisfy the Committee as to the Participant’s observance of the Holding Period. 8. ENTITLEMENT TO DIVIDEND EQUIVALENTS 8.1 The Committee may in its discretion grant an Award on the basis that it carries Dividend Equivalents. 8.2 If an Award has been granted on the basis that it carries Dividend Equivalents, the Participant will be entitled to either additional Shares or a cash payment equal in value to the ordinary dividends which would have been paid on the Vested Shares during the period determined by the Committee at the relevant Date of Grant or, absent such determination, during the period commencing at the start of the Financial Year in which the Award was granted or, in the case of an Award subject to a Performance Condition, at the start of the relevant Performance Period and ending on the earlier of (i) the end of the Performance Period and (ii) the Vesting of the Award. 8.3 The number of additional Shares or cash payment (as applicable) to which the Participant becomes entitled under Rule 8.2:

EUROPE-LEGAL-262667394/1 103037-0081 Page 8 (a) will be calculated (in such manner as the Committee sees fit) by reference to the currency of payment of the underlying dividend (and paid in such currency as the Committee sees fit); (b) will be calculated without any entitlement to interest (or other type of investment return) in the period between the dividend payment date and Vesting; (c) will be paid or issued or transferred (subject to such deductions as are required by law) as soon as reasonably practicable following Vesting; and (d) will be calculated by reference to ordinary dividends and without regard to special dividends or distributions or dividends-in-specie. 8.4 Any payment referred to in this Rule 8 does not represent an entitlement to actual dividends on the underlying Shares, by reason of the Participant not being the beneficial owner of the Shares at that time. 9. CESSATION OF EMPLOYMENT 9.1 Except as otherwise provided in these Rules, in the event that a Participant ceases to be an Employee for any reason other than those set out in Rule 9.2 (Approved Leaver), any unvested Award will automatically lapse on the date on which notice is given or received and in the case of an Option, any vested but unexercised Award will lapse on the Termination Date. Approved Leaver 9.2 Except as otherwise provided in these Rules, if a Participant ceases to be an Employee before the Normal Vesting Date by reason of: (a) injury, disability or ill-health; (b) redundancy (as defined in section 139 of the Employment Rights Act 1996); (c) retirement with the consent of the Company; (d) death; (e) the sale of the company or business in which the Participant is employed out of the Group; or (f) any other reason which the Committee, in its absolute discretion, determines, Rule 9.3 will apply to the Participant’s Awards which are not subject to a Performance Condition and Rule 9.4 will apply to the Participant’s Awards which are subject to a Performance Condition. 9.3 Where this Rule applies, a Participant’s Award will vest on the Termination Date over a Pro-rated Number of Shares and will lapse as to the balance on the Termination Date. 9.4 Where this Rule applies, a Participant’s Award will continue in force over a Pro-rated Number of Shares and will lapse as to the balance on the Termination

EUROPE-LEGAL-262667394/1 103037-0081 Page 9 Date. The Award of the Pro-rated Number of Shares will Vest on the Normal Vesting Date to the extent any Performance Condition is satisfied and will lapse as to the balance on the Normal Vesting Date. 9.5 The Committee has discretion to vary the application of Rule 9.4 and determine that an Award will instead Vest as at the Termination Date over a Pro-rated Number of Shares to the extent any Performance Condition is satisfied. The Performance Condition will be assessed based on progress made against targets at the Termination Date as determined by the Committee in its absolute discretion. Such determination will take place as soon as reasonably practicable after the Termination Date and to the extent that an Award does not Vest as at the Termination Date, it will immediately lapse. Any Vested Shares will be transferred to the Participant as soon as reasonably practicable after the date of determination (or exercise, if the Award is an Option), subject to any Dealing Restrictions. 9.6 The Committee also has discretion, if it considers it appropriate in the particular circumstances, to determine that an Award will Vest on some other basis. Exercise Period – Approved Leaver 9.7 Where an Award takes the form of an Option and Vests pursuant to this Rule 9, the Participant (or in the case of a Participant’s death, their personal representatives) may exercise any Option which Vests pursuant to this Rule 9 (and any other Vested Options held by the Participant at the Termination Date to the extent not previously exercised) at any time in the period of two years following the later of the Vesting Date and the Termination Date. Any Option will lapse automatically at the expiry of the two year period to the extent it has not been exercised. Intra-Group Transfer of Employment 9.8 A Participant will not cease to be an Employee for the purposes of this Rule 9 if they cease to be employed by a Constituent Company but continue to be or are immediately afterwards employed by another Constituent Company. Appointment as a Director 9.9 A Participant will not cease to be an Employee for the purposes of this Rule 9 if they are appointed as a director of the Company or RELX Group plc (provided that, in the case of a Participant who is appointed as a non-executive director of the Company or RELX Group plc, they also remain an employee or corporate officer of a member of the Group). 10. LAPSE OF OPTIONS 10.1 An Option will lapse automatically to the extent that it has not been exercised by the earliest of: (a) the date on which the Committee determines that any conditions applicable to an Option imposed under Rule 5 have not been met; (b) where Rule 9.1 applies, (i) in case of any unvested Options, the date the Participant gives or receives notice of the termination of their employment, and (ii) in case of any vested but unexercised Options, the Termination Date;

EUROPE-LEGAL-262667394/1 103037-0081 Page 10 (c) where Rule 9.2 (Approved Leaver) applies, the expiry of the period determined in accordance with Rule 9.7; (d) the date on which the Committee makes a determination under Rule 11 (Malus and Claw Back Arrangements); (e) the expiry of the periods referred to in Rule 12 (Change of Control of the Company) or the period in Rule 15 (Voluntary Winding Up); (f) the date on which an Option is transferred, assigned, charged or otherwise disposed of otherwise than as permitted in Rule 21.13; and (g) the tenth anniversary of the Date of Grant or, if the Participant dies during the twelve-month period before the tenth anniversary of the Date of Grant, the expiry of twelve months from the date of their death. 10.2 In the case of Rule 10.1(c), Rule 10.1(e) and Rule 10.1(g) above, where any exercise of an Option would be prohibited by any Dealing Restrictions, the period during which the Participant may exercise such Option and the date on which the Option lapses will be extended by the period of the prohibition provided always that an Option may not be exercised after the expiry of the tenth anniversary of the Date of Grant save as expressly provided in Rule 10.1(g). 11. MALUS AND CLAW-BACK ARRANGEMENTS 11.1 In case of: (a) material misstatement of results or erroneous calculation in incentive payout; (b) breach of restrictive covenants; (c) misconduct; or (d) fraud or conduct which results in (i) significant reputational damage; (ii) material adverse effect on the financial position of the Company; or (iii) corporate failure the Committee may, in its discretion, acting fairly and reasonably, determine at any time prior to the Vesting date (or to the end of the restrictions period in case of (b)) to reduce the number of Shares to which the Award relates, cancel the Award or impose further conditions to the Award; and/or at any time prior to the fifth anniversary of the Date of Grant (or to the end of the restrictions period in case of (b)) that the Participant must transfer or repay some or all of the Shares and cash received from the Award as the Committee determines. If a Participant is, at the Normal Vesting Date, subject to an internal investigation regarding a serious breach of any of the matters referred to above, the Vesting of any of their Awards (to the extent not already Vested) and the application of malus and clawback may be delayed pending the outcome of that investigation. The Company may adopt such other clawback or forfeiture policy from time to time as necessary pursuant to the listing standards of any securities exchange on which

EUROPE-LEGAL-262667394/1 103037-0081 Page 11 the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. Buy-out Awards 11.2 If, at any time, the Committee considers in good faith that the grant and/or Vesting of a Buy-out Award and/or the payment of Dividend Equivalents in respect of such Buy-out Award was determined on the basis of incorrect or misleading information (including where the Participant fails, upon request, to provide satisfactory supporting evidence that they have lost or otherwise forfeited any Original Entitlement in respect of which the Buy-out Award was granted), the Committee will, unless determined otherwise at its sole discretion, apply the provisions of Rule 11 with any necessary changes to ensure that the Buy-Out Award correctly reflects the Original Entitlement. 11.3 By accepting an Award, a Participant will be bound by this Rule 11 notwithstanding (i) that it may only be applicable after the transfer of Shares under these Rules and (ii) whether or not all or any of the terms of this Rule 11 have been separately notified to each Participant. 12. CHANGE OF CONTROL OF THE COMPANY 12.1 Except as otherwise provided in these Rules, if any person: (a) obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; (b) becomes bound or entitled to acquire Shares under sections 979 and 983 of the Companies Act 2006; or (c) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006, then any unvested Awards over Shares in the Company will, subject to satisfaction of any Performance Condition, Vest in respect of the Pro-rated Number of Shares and may be exercised for the period of 30 days following the relevant event (or such longer period as the Committee may in its absolute discretion determine including, if the Committee determines it appropriate, a period starting shortly before the relevant event). The Performance Condition will be assessed based on progress made against targets as at the date of the relevant event as determined by the Committee in its absolute discretion. Any Vested Shares will be transferred to the Participant as soon as reasonably practicable after they Vest (or in the case of an Option, after the Option is exercised). 12.2 Any Award over Shares in the Company to which Rule 12 applies which does not Vest as a result of the relevant event will lapse on the relevant event. Where a Vested Award takes the form of an Option, the Committee will determine the period during which it may be exercised, at the end of which period it will immediately lapse.

EUROPE-LEGAL-262667394/1 103037-0081 Page 12 13. INTERNAL REORGANISATION 13.1 Rule 12 will not apply if the purpose and effect of the change of Control or scheme of arrangement is to create a new holding company for the Company, such company having substantially the same Shareholders and proportionate shareholdings as those of the Company immediately before the scheme of arrangement. 13.2 If Rule 13.1 applies: (a) Awards will not Vest as a result of the relevant event; (b) an Award will instead be exchanged for an equivalent award over such shares as the Committee determines appropriate; and (c) the Committee may make any modifications to the Performance Condition (if any) and/or any other conditions to which the Award is subject as it determines appropriate. 13.3 Where this Rule 13 applies, a Participant will not be treated as ceasing to be an Employee until they cease to be employed by a company which is either the relevant holding company or a subsidiary of the holding company (within the meaning of section 1159 of the Companies Act 2006). 14. ROLLOVER ON A CHANGE OF CONTROL 14.1 The Committee may determine that Rule 12 will not apply on a change of Control of the Company and may, with the consent of the person obtaining Control, (i) determine that the Awards will be rolled over in accordance with either the provisions of Rule 13.2 or Rule 14.2 or (ii) allow the Participants to choose between the Vesting of Awards (if at all) under Rule 12 and rollover in accordance with, as determined by the Committee, Rule 13.2 or Rule 14.2. 14.2 The Committee can determine that Awards are rolled over in accordance with the following terms: (a) the Performance Condition (if any) will be assessed based on progress made against targets as at the date of the relevant event as determined by the Committee in its absolute discretion; (b) to the extent that the Performance Condition (if any) has been met, an Award will be exchanged for an equivalent option over such shares as agreed between the Committee and the person obtaining Control, and will Vest on the Normal Vesting Date subject only to the Participant remaining in employment within the acquirer group of companies (unless Rule 9.2 applies) and will be subject to the Rules as they last had effect in relation to the Award that was rolled-over; and (c) to the extent that the Performance Condition (if any) has not been met, the Award will immediately lapse. 14.3 In Rule 12, Rule 13 and Rule 14, Committee means the Committee as constituted immediately before the event by virtue of which the applicable Rule applies.

EUROPE-LEGAL-262667394/1 103037-0081 Page 13 15. VOLUNTARY WINDING UP 15.1 The provisions of Rule 12 will apply with such changes as may be necessary in the event that notice is duly given of a resolution for a voluntary winding up of the Company, provided that all references in that Rule to the date of the relevant event will be treated as references to the date on which notice is given for the voluntary winding-up of the Company. 16. ADJUSTMENT OF AWARDS 16.1 In the event of: (a) any Capital Reorganisation; or (b) the implementation by the Company of a demerger or the payment by the Company of a super-dividend which would otherwise materially affect the value of an Award, the Option Price (if any), the definition of Shares and the number of Shares comprised in an Award may be adjusted in such manner as the Committee may determine, provided that no adjustment will be made pursuant to this Rule which would increase the aggregate Option Price (if any) of any Option. 17. SOURCE OF SHARES 17.1 An Award may be satisfied by the issue or transfer of Shares. Treasury Shares may be used to satisfy Awards. 17.2 No Award will be granted under the Scheme to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the exercise or vesting of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the exercise or vesting of any subsisting Awards or exercise or vesting of any subsisting awards or options granted during the preceding ten years under the Scheme or any other Employees’ Share Scheme established by the Company or RELX Group plc; and (b) have been issued on the exercise or vesting of any Awards or exercise or vesting of any subsisting awards or options granted during the preceding ten years under the Scheme or any other Employees’ Share Scheme established by the Company or RELX Group plc, would exceed 10 per cent. of the ordinary share capital of the Company for the time being in issue. 17.3 No Award may be granted under the Scheme to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the exercise or vesting of that Award and any other Award granted at the same time, when added to the number of Shares that: (a) could be issued on the exercise or vesting of any subsisting Awards or exercise or vesting of any subsisting awards or options granted during the

EUROPE-LEGAL-262667394/1 103037-0081 Page 14 preceding ten years under the Scheme, or any other discretionary share scheme established by the Company or RELX Group plc; and (b) have been issued on the exercise or vesting of any Awards or exercise or vesting of any subsisting awards or options granted during the preceding ten years under the Scheme or any other discretionary share scheme established by the Company or RELX Group plc, would exceed 5 per cent. of the ordinary share capital of the Company for the time being in issue. 17.4 Reference in this Rule 17 to the issue of Shares means the issue and allotment (but not transfer) of Shares. The delivery of Treasury Shares also counts towards the percentage limits set out in Rules 17.2 and 17.3 above for so long as institutional shareholder guidelines recommend this. 17.5 In determining the above limits, no account will be taken of any Shares attributable to an Award which was released, lapsed or otherwise became incapable of exercise or vesting, but account will be taken of any shares in RELX NV issued pursuant to an Employees’ Share Scheme or discretionary share scheme prior to 8 September 2018 in the relevant 10 year period. 18. CASH SETTLEMENT 18.1 If deemed necessary in order to ensure compliance with tax, regulatory or legal country specific requirements (e.g. exchange control and securities laws) in the countries in which the Plan operates then, notwithstanding any provision to the contrary in these Rules, the Committee may: (a) decide to satisfy an Award by paying to the Participant an amount equal to the market value (as determined in its discretion) of the number of Shares which would otherwise be issued or transferred following exercise (as applicable) less the Option Price (if any) or an amount determined on such other reasonable basis as the Committee may decide (which could for example, allow for the deduction of any applicable expenses); or (b) grant an Award on the basis that it will be satisfied in cash, as opposed to Shares, as set out in (a) above. 18.2 Unless the Committee determines otherwise, the Rules will apply as if any Award granted or to be satisfied in cash in accordance with this Rule 18 involves a right to, or interest in, Shares for the purposes of determining whether Dealing Restrictions are in place at the Date of Grant, Vesting, exercise, release or surrender of any such Award. 19. RIGHTS ATTACHING TO SHARES 19.1 All Shares transferred on the Vesting of a Share Award will rank pari passu in all respects with the Shares in issue at the date of Vesting except in respect of any rights attaching to such Shares by reference to a record date prior to the date of Vesting. All Shares transferred or issued on the exercise of an Option will rank pari passu in all respects with the Shares in issue at the date of exercise except in respect of any rights attaching to such Shares by reference to a record date before the date of exercise.

EUROPE-LEGAL-262667394/1 103037-0081 Page 15 19.2 Any Shares acquired by a Participant under this Scheme will be subject to the articles of association of the Company from time to time. 20. ADMINISTRATION AND AMENDMENT 20.1 The decision of the Committee will be final and binding in all matters relating to the Scheme including the exercise of any discretion under these Rules, the interpretation of the Rules and any dispute relating to any matter in connection with the Rules. 20.2 The Committee may at any time discontinue the grant of further Awards or amend any of the provisions of the Scheme in any way it thinks fit provided that: (a) the Committee will not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent of the Participants; (b) no amendment which in the reasonable opinion of the Committee is to the advantage of Employees or Participants may be made to: (i) the definition of Employee; (ii) the maximum entitlement of an Employee under the Scheme; (iii) the maximum limit on the number of Shares which can be awarded under the Scheme; (iv) the basis for determining an Employee’s entitlement to Shares under the Scheme and the terms on which Shares can be acquired; (v) the adjustment provisions of Rule 16; or (vi) the amendment provisions of this Rule 20, without the prior approval of the Company in general meeting except (a) in the case of minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Employees and/or Participants or the Company or any member of the Group or (b) as otherwise permitted under these Rules; and (c) without prejudice to any provision of the Scheme which provides for the lapse of an Award, the Committee may not cancel an Award unless the Participant agrees to such cancellation. 20.3 Notwithstanding any other provision of the Scheme, the Committee may make appropriate amendments to the Scheme and/or establish schedules to the Scheme for the purpose of granting Awards to Employees, based on the Scheme but modified to take account of such factors as the Committee determines appropriate including, but not limited to, local tax, exchange control or securities laws in any territory.

EUROPE-LEGAL-262667394/1 103037-0081 Page 16 21. GENERAL Trustee Funding 21.1 Any member of the Group may provide money to the trustee or trustees of any trust or any other person or persons to enable any such person or persons to acquire or subscribe for Shares to be held for the purposes of satisfying Awards or enter into any guarantee or indemnity for those purposes, to the extent permitted by the Companies Act 2006. Discretionary Nature of the Scheme 21.2 Subject to Rule 21.5, the rights and obligations of a Participant under the terms and conditions of their office or employment will not be affected by their participation in the Scheme or any right they may have to participate in the Scheme. 21.3 Participation in the Scheme in one year does not imply any right to receive Awards on the same or any other basis in any other year. 21.4 The terms of the Scheme do not entitle the Participant to the exercise of any discretion in their favour. 21.5 Each Participant waives all and any rights to compensation or damages in consequence of the termination of their office or employment with any member of the Group for any reason whatsoever (whether such cessation is lawful or unlawful) insofar as those rights arise, or may arise, from the Participant ceasing to have rights or be entitled to Shares under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant’s terms of employment will be varied accordingly. Changes to the Company’s capital structure 21.6 The existence of any Award will not affect in any way the right or power of the Company or its Shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Notices 21.7 Any notice or other document which has to be given to a Participant under or in connection with the Scheme may be (i) delivered or sent by post to the Participant at their home address according to the records of their employing company, (ii) sent by email to any email address according to the records of their employing company or, in either case, such other address as may appear to the Company to be appropriate, or (iii) provided electronically through a website hosted by the Company or an agent of the Company, provided that the Participant is notified by email or post that such notice or document has been or will be provided in this manner. 21.8 Notices sent by post to a Participant will be deemed to have been given on the seventh day after the date of posting.

EUROPE-LEGAL-262667394/1 103037-0081 Page 17 21.9 Notices sent by email, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending. 21.10 Notices provided through a website will be deemed to have been received on the day they are posted on the website or, if later, the day the Participant is deemed in accordance with Rule 21.8 or Rule 21.9 to have received the notification that it has been provided there. 21.11 Any notice or other document required to be given to the Company under or in connection with the Scheme may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants) or sent by email to any email address notified to the sender as valid for the purposes of this Rule. 21.12 All Award Certificates and other communications relating to the Scheme will be sent at the Participant’s risk. No transfer of Awards 21.13 A Participant may not transfer, assign, charge or otherwise dispose of Awards, or any rights in respect of them, except (i) on the transmission of Awards on the death of a Participant to their personal representatives or (ii) with the consent of the Committee. Any such attempted non-approved transfer will result in the lapse of the Award. Awards Non-Pensionable 21.14 Awards and Dividend Equivalents under the Scheme are not pensionable. Taxation 21.15 Any liability of a Participant to taxation in respect of an Award will be for the account of the relevant Participant. By accepting an Award, a Participant agrees to comply with any arrangements specified by the Company for the reporting and payment of tax, duty and social security contributions in any jurisdiction in respect of any Award and any Shares to which the Participant is or may become entitled under the Scheme including, without limitation, (i) arranging the sale of sufficient Shares on the Participant’s behalf to enable the Company or any member of the Group to satisfy its obligations in respect of deduction or withholding of tax, duty or social security contributions at source and (ii) entering into any election specified by the Company under Chapter 2 of Part 7 of the Income Tax (Employment & Pensions) Act 2003. Stamp Duty 21.16 The Company or, where the Committee so directs, any member of the Group will pay the appropriate stamp duty on behalf of Participants in respect of any transfer or issue of Shares on the Vesting of a Share Award or on the exercise of an Option under the Scheme. Expiry of Scheme 21.17 No Awards will be granted under the Scheme after the tenth anniversary of the Adoption Date.

EUROPE-LEGAL-262667394/1 103037-0081 Page 18 Data Protection 21.18 By accepting the grant of an Award, a Participant acknowledges and, where so required, provides their consent that the Company or any member of the Group may hold, process and transfer personal data relating to them to other members of the Group or to any third parties engaged by them for any and all purposes related to the operation and administration of the Scheme in accordance with Company privacy and data protection policies and notices and where the processing is necessary for: (a) the operation of the Scheme; (b) the Company or any member of the Group to comply with its legal obligations; or (c) the purposes of the legitimate interests pursued by the Company or any member of the Group. 21.19 A Participant also acknowledges and, where so required, provides their consent that the Company or any member of the Group may, in accordance with Company privacy and data protection policies and notices and applicable law, transfer or store personal information outside the United Kingdom and the European Economic Area (EEA), and that personal data may also be processed outside the United Kingdom and the EEA by the Company or any member of the Group or for one or more of its or their service providers. Governing Law 21.20 This Scheme will be governed by, and construed in accordance with, the laws of England and Wales and the courts of England and Wales will have exclusive jurisdiction in relation to any dispute arising in connection with the Scheme.

EUROPE-LEGAL-262667394/1 103037-0081 Page 19 SCHEDULE 1 TAX-FAVOURED UK CSOP If the Committee wishes to grant Options to Employees under a Schedule 4 CSOP, it may grant Options pursuant to this Schedule and the following provisions relating to Options will apply: (A) The Rules of the Scheme will apply to the grant of Options under this Schedule subject to the modifications contained in the following paragraphs. (B) A new rule 1.4 will be inserted as follows: “1.4 This Schedule is intended to be a Schedule 4 CSOP for the purposes of ITEPA and any Option granted under it shall be interpreted, operated and administered in a manner that is consistent with that intention and in the case of any conflict between this Schedule and the provisions of sections 521 to 526 of and Schedule 4 to ITEPA (the legislation) the legislation shall prevail.” (C) The definition of Capital Reorganisation will be amended so that the words “or reserves” are deleted. (D) In the definition of Constituent Company, the words “under the Control of the Company” will be inserted after the words “or any other company”. (E) The definition of Employee will be amended as follows: (i) the words “or a corporate officer who was formerly an employee” will be deleted; (ii) the words “who is required to devote substantially the whole of their working time to the affairs of the Group” will be inserted after the words “Constituent Company”; and (iii) the definition will be construed so that no Option may be granted under this Schedule 1 to an Employee who is ineligible to participate in the Scheme by virtue of paragraph 8 or paragraph 9 of Schedule 4 to ITEPA. (F) The definition of Market Value will be amended to insert a new sub-paragraph (b) as follows: “(b) subject to (a), the market value of a Share on the Date of Grant as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 (UK) and as agreed in advance with HMRC Shares and Assets Valuation. The effect of any Restrictions on the Shares is ignored in calculating Market Value.” (G) A definition of Restriction will be inserted as follows: "Restriction has the meaning given to that term by paragraph 36(3) of Schedule 4 to ITEPA;”

EUROPE-LEGAL-262667394/1 103037-0081 Page 20 (H) A definition of Schedule 4 CSOP will be inserted as follows: "Schedule 4 CSOP means a scheme in respect of which the requirements of Parts 2 to 6 of Schedule 4 to ITEPA are met." (I) The definition of Shares (including any shares representing those shares following any Capital Reorganisation) will be subject to the condition that any such shares satisfy paragraphs 16 to 18 and 20 of Schedule 4 to ITEPA. (J) All references in the Rules to the “absolute discretion” of the Committee will be construed as references to the “discretion of the Committee (acting fairly and reasonably)”. (K) A new Rule 3.2 will be inserted as follows: “3.2 Notwithstanding Rule 3.1, no Employee may be granted an Option which would, at the proposed Date of Grant, cause the aggregate Market Value of the shares which the Employee may acquire pursuant to subsisting Options granted to them under this Schedule and under any Associated Schemes (such values to be determined at the respective Date of Grant of the relevant options), to exceed £30,000 (or such other amount as may be specified under paragraph 6(1) of Schedule 4 of ITEPA from time to time). The effect of any Restrictions on the Shares is ignored in calculating Market Value.” For the purposes of this paragraph (K): Associated Scheme means any Schedule 4 CSOP (other than the Scheme) established by the Company or an associated company of the Company within the meaning of paragraph 35 of Schedule 4 to ITEPA; and In Rule 4.2, sub-rule (j) will be deleted and replaced with the following: (j) whether or not any Shares that are subject to an Option may be subject to any Restrictions and, if so, the details of any such Restrictions; (k) the times at which an Option may be exercised (in whole or in part); (l) the circumstances under which an Award will lapse or be cancelled (in whole or in part) and the conditions to which the exercise of an Option is subject (in whole or in part); (m) any mechanism (applied fairly and reasonably) by which any of the terms applying to an Award may be varied other than by way of any adjustment referred to in Rule 16; and (n) any other information as the Committee may determine. A Participant shall be deemed to have been notified of such matters if a copy of these Rules is made available to them. (L) In Rule 4.3 a new sub-rule (e) will be inserted as follows:

EUROPE-LEGAL-262667394/1 103037-0081 Page 21 “(e) any day on which any change to the legislation affecting Schedule 4 CSOPs is proposed or made; or” and existing sub-rule (e) shall become sub-rule (f) and the words “the period in (a) to (d) above.” will be deleted and replaced with the words “the period in (a) to (e) above.” (M) Rule 5.2 will be amended so that the words “grant or” are deleted. (N) Rule 5.4 will be deleted and replaced with the following: “Any Performance Conditions attached to Options may be amended after the Date of Grant if: (a) events occur and as a result the Committee (acting fairly and reasonably) objectively concludes that those circumstances which prevailed at the Date of Grant and which were relevant to the conditions that were originally imposed regarding the exercise of an Option have subsequently changed; and (b) any such amended conditions would be a fairer measure of performance and the Committee reasonably considers that such amended conditions are: (i) equally demanding; and (ii) no more difficult to satisfy than the original conditions.” (O) Rule 6.4 (Normal Vesting) will be amended to insert the words “and on the condition that the Participant is not ineligible to participate in the Scheme by virtue of paragraph 9 of Schedule 4 to ITEPA,” after the words “Where an Award takes the form of an Option, subject to any Dealing Restrictions”. (P) In Rule 9.2(c), the words “with the consent of the Company” will be deleted. (Q) Where Rule 9.2 (Approved Leaver) applies by reason of the Participant’s death, Rule 9.7 will be amended so that the words “at any time in the period of two years following the later of the Vesting Date and the Termination Date)” will be deleted and replaced with: “at any time in the period of 12 months following the Vesting Date”. (R) Rule 9.6 will be deleted. (S) Rule 10.1(c) will be amended to insert the words "subject to any longer period determined in accordance with Rule 9.7 on the death of a participant" prior to the words "the expiry of the period …". (T) A new Rule 10.1(h) will be inserted after Rule 10.1(g) as follows: “if applicable, the expiry of the appropriate period referred to in Rule 13.2 if the Participant has not elected to exchange their Option in accordance with that Rule”.

EUROPE-LEGAL-262667394/1 103037-0081 Page 22 (U) For the purposes of Rules 13 and 14, Rule 12 will be amended so that: (a) Rule 12.1(a) will be deleted and replaced with the following: “obtains Control of the Company as a result of (i) making a general offer to acquire the whole of the issued ordinary share capital of The Company which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or (ii) making a general offer to acquire all the shares in the Company which are of the same class as those subject to the Awards. It does not matter for these purposes if the offer is made to different shareholders by different means;” and (b) in Rule 12.1(b) the words “sections 979 and 983” will be deleted and replaced with “sections 979 to 982 or 983 to 985”. (V) Rule 13.2 will be deleted and replaced with a new Rule 13.2 and 13.2A as follows: “13.2 If Rule 13.1 operates to disapply Rule 12: (a) Awards will not Vest as a result of the relevant event; (b) a Participant may, with the consent of the company obtaining Control, release their Award over Shares in consideration of the grant to the Participant of rights which are equivalent to their Award but relate to shares in a different company (whether the acquiring company itself or another company falling within paragraph 27(2)(b) of Schedule 4 to ITEPA); (c) to the extent a Participant does not release their Award in accordance with paragraph 13.2(b), it will lapse at the end of the appropriate period (which will be construed in accordance with paragraph 26(3) of Schedule 4 to ITEPA); and (d) any Performance Condition may be amended in accordance with Rule 5.4. 13.2A Any new options granted under this Rule 13 will not be regarded for the purpose of the Scheme as equivalent to the old options unless: (a) the new options will be exercisable in the same manner as the old options and subject to the provisions of the Scheme as it had effect immediately before the release of the old options; and (b) the total market value, immediately before the release, of the shares which were subject to the Participant's old options is equal to the total market value, immediately after the grant of the shares in respect of which the new options are granted to the Participant; and (c) the total amount payable by the Participant for the acquisition of shares in pursuance of the new options is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the old options.

EUROPE-LEGAL-262667394/1 103037-0081 Page 23 The new options will for the purposes of the Scheme be treated as having been granted at the time when the old options were granted. The new options will not lapse as a result of the operation of Rule 12 following the event permitting the grant of such new options. In relation to any new options, references in Rule 1 and Rules 12 to 16 of the Scheme to "the Company" will (as appropriate) be construed as if references to the company whose shares are subject to the new options and references to "Shares" will (as appropriate) be construed as if references to the shares subject to the new options.” (W) Rule 14 (Rollover on a Change of Control) will be deleted. (X) In Rule 16.1, the words “the definition of Shares” will be deleted and replaced with the words “the description (but not the class) of Shares”. (Y) Rule 16.1(b) will not apply to an Option granted under this Schedule. In its place a new Rule 16.2 will be inserted as follows: “16.2 If the Committee becomes aware that the Company is or expected to be affected by any demerger, dividend in specie, super dividend or other transaction, which, in the opinion of the Committee, would affect the current or future value of any Options, the Committee (acting fairly and objectively and taking account of the extent to which any Performance Conditions have been satisfied and the period of time which has elapsed since the Date of Grant) may, in its discretion, allow some or all of the Options to be exercised (whether or not the period in which the Option may be exercised has commenced and whether or not any conditions imposed under Rule 5 have been satisfied). The Committee will specify the period in which such Options will be exercised and whether such Options will lapse at the end of the specified period. The Committee will notify any Participant who is affected by the discretion exercised under this Rule.” (Z) No adjustment pursuant to Rule 16.1 in relation to an Option granted under this Schedule will take effect unless. (i) the total Market Value of the Shares under the Option; and (ii) the aggregate Option Price of such Option, are substantially the same both immediately before and immediately after the adjustment or adjustments. No adjustment shall be made if it would result in the requirements of Schedule 4 to ITEPA not being met in relation to any Option.” (AA) In addition to its powers under Rule 20 and notwithstanding any restriction under Rule 20.2, the Committee may make such amendments to this Schedule as are necessary or desirable to obtain or maintain this Schedule as a Schedule 4 CSOP. (BB) Rule 20.3 will not apply to any Option granted under this Schedule. Rule 18 will not apply to any Option granted under this Schedule.

EUROPE-LEGAL-262667394/1 103037-0081 Page 24 (CC) At a time when this Schedule is intended to be a Schedule 4 CSOP, no amendment to any key feature (as defined by paragraph 28B(6) of Schedule 4 to ITEPA) of the Rules of the Scheme or this Schedule may take effect as regards this Schedule if it would cause the Scheme to cease to be a Schedule 4 CSOP. Following any amendment to a key feature, the Company will include a declaration in the annual return for the relevant tax year in accordance with paragraph 28B(6) of Schedule 4 to ITEPA. (DD) Rule 21.13 (No Transfer of Awards) will be amended so that the words “or (ii) with the consent of the Committee” are deleted. (EE) Rule 21.15 (Taxation) will be amended so that the words “By accepting an Award,” are deleted and the words “and which the Participant has not otherwise satisfied” are inserted after the words “to which the Participant is or may become entitled under the Scheme”.

EUROPE-LEGAL-262667394/1 103037-0081 Page 25 SCHEDULE 2 AWARDS GRANTED TO US PARTICIPANTS The Rules of the Scheme apply to the grant of Awards to US Participants subject to the modifications contained in this Schedule. (A) In this Schedule, terms will have the same meaning as in Rule 1 of the Rules unless modified by this Schedule. (B) Retirement means, for the purposes of the application of Rule 9.2(c) in relation to a US participant, circumstances in which the Committee determines on a case by case basis and in its absolute discretion to constitute retirement (irrespective of whether or not applicable retirement eligible criteria have been met). (C) Date of Grant. In the case of an Option, the Date of Grant defined in Rule 1.1 will have the meaning set forth in the Rules; but the following actions will have occurred as of the Date of Grant: (i) the recipient of the grant of the Award will have been identified, (ii) the maximum number of Shares that can be purchased under the Option will have been established, (iii) the Option Price will have been established, and (iv) the recipient of the grant will have acquired a legally binding right to the Award. (D) Option Price. The Option Price for the acquisition of a Share defined in Rule 1.1 will have the meaning set forth in the Rules, except that in any case where the Option Price is not based upon a method using actual transactions of the Shares as reported by a stock market, the Option Price will be determined by the reasonable application of a reasonable valuation method determined in accordance with the requirements set forth under Section 409A of the United States Internal Revenue Code and the regulations and guidance promulgated thereunder (Code Section 409A). In no event will the Option Price for the acquisition of a Share be less than the fair market value of such Share on the Date of Grant, determined in accordance with Code Section 409A. (E) Normal Vesting. Rule 6 shall have the additional requirement that if Shares are to be transferred to a US Participant, they shall in all instances be transferred no later than March 15 of the year following the year in which Vesting occurs. (F) Dividend Equivalents. No dividend equivalents shall be granted under Rule 8 on Options granted to US Participants. Rule 8.3(c) shall have the additional requirement that any additional cash or Shares to which the US participant becomes entitled under Rule 8.2 shall in all instances be transferred or paid no later than 15 March of the year following the year in which Vesting occurs. (G) Approved Leaver Rules 9.3, 9.4, 9.5 and 9.6 shall have the additional requirement that the Shares released to a US Participant or a US participants personal representative in settlement of a Share Award following the US Participants cessation of employment shall in all instances be transferred to the US Participant or the US Participants personal representative on or before March 15 of the year following the year in which Vesting occurs.

EUROPE-LEGAL-262667394/1 103037-0081 Page 26 (H) Lapse of Option. Rule 10 will govern the lapse of an Option; but in no event will the exercise period of an Option be extended for any purpose or for any reason, including without limitation, for purposes of Rules 6, and 9, and 10, to a date that is later than the earlier of (i) the date on which the Option would expire by its original terms, or (ii) the tenth (10th) anniversary of the original Date of Grant. (I) Change of Control of the Company or Voluntary Winding Up. Rules 12.1 and 12.2 and Rule 15 shall have the additional requirements that Shares transferred to a US Participant in settlement of a Share Award shall in all instances be transferred to the US Participant or the Participant’s personal representative on or before March 15 of the year following the year in which Vesting occurs and the exercise period for any Option shall not be extended beyond the original exercise period established for such Option. (J) Adjustments of Options. Notwithstanding anything contained in the Rules to the contrary, including without limitation, Rules 12, 13 or 14, in any instance in which a new option is substituted for an outstanding Option pursuant to a corporate transaction or in any instance in which an outstanding Option is assumed pursuant to a corporate transaction, the number of Shares and the Option Price per Share covered by the substituted option or assumed Option will be adjusted in accordance with the principles set forth in Sections 1.424- 1(a)(5) and 1.409A-1(b)(5)(v)(D) of the United States Treasury Regulations. The instances in which there may be a substitution of a new option for an outstanding Option pursuant to a corporate transaction or in which there may be an assumption of an outstanding Option pursuant to a corporate transaction will be limited to those corporate transactions authorized by the Scheme but will be further limited to only those corporate transactions described in Section 1.424-1(a)(3) of the Treasury Regulations. In the case of a stock split (including a reverse stock split), or stock dividend involving the Shares where the only effect of the stock split or stock dividend is to increase or decrease on a pro rata basis the number of Shares owned by each shareholder, the Option Price and the number of Shares subject to an Option will be proportionally adjusted to reflect such stock split or stock dividend. (K) Limitation on Exercise Period. Notwithstanding anything contained in the Rules to the contrary, including without limitation, Rules 6 to 14, the exercise period for any Option granted to a US Participant may not be extended beyond the original exercise period established for such Option. (L) Service Recipient Stock. The Shares underlying any Option granted to a US Participant will in all instances constitute “service recipient stock,” and will be issued or transferred by the Company, which is, with respect to such US Participant, an “eligible issuer of service recipient stock” for purposes of Code Section 409A and the regulations promulgated thereunder. (M) Share Award Rollover. Except to the extent consistent with the requirements of Section 409A of the United States Internal Revenue Code (Code) for the deferral of compensation without penalty or additional tax or unless an exception to the application of Code Section 409A applies, Rule 14 shall not apply to any Share Award held by a US Participant if, at the time the election provided by Rule 14 is available to the US Participant, it has Vested. In such case, the Rules of the Plan shall apply to the Award without regard to Rule 14.

EUROPE-LEGAL-262667394/1 103037-0081 Page 27 (N) Adjustment of Awards. In the case of an Option, the application of Rule 16 to Options held by US Participants will be limited to only those corporate transactions described in Section 1.424-1(a)(3) of the United States Treasury Regulations. Options adjusted pursuant to Rule 16 will be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(B)(5)(v)(D) of the United States Treasury Regulations. In the case of a stock split (including a reverse stock split), or stock dividend involving the Shares where the only effect of the stock split or stock dividend is to increase or decrease on a pro rata basis the number of Shares owned by each shareholder, the Option Price and the number of Shares subject to an Option will be proportionally adjusted to reflect such stock split or stock dividend. (O) Application of Code Section 409A. Although neither the Committee nor any member of the Group guarantees any particular tax treatment to a US Participant, Options granted pursuant to this Schedule are intended to be exempt from Code Section 409A. Share Awards granted pursuant to this Schedule are intended to be exempt from Section 409A of the Code under the exception for short-term deferrals set forth in Section 1.409A-1(b)(4) of the United States Income Tax Regulations (which requires, in the case of an employer with a fiscal year ending 31 December, that Shares in satisfaction of an award be transferred to the US Participant no later than March 15 of the calendar year following the calendar year in which the award is no longer subject to a substantial risk of lapsing) and in each case will be limited, construed and interpreted in accordance with such intent. (P) Nonqualified Stock Options. The Options granted under this Schedule are not intended to be “incentive stock options” within the meaning of Section 422 of the Code. (Q) Withholding. Notwithstanding anything contained herein to the contrary, all Share releases and cash payments to US Participants contemplated hereunder shall be subject, to the extent applicable, to all applicable tax and withholding rules. (R) Effective Date. This Schedule will be effective on the Adoption Date.